SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549-1004

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): September 7, 2004

Hanmi Financial Corporation

(Exact Name of Registrant as Specified in Charter)

Delaware	000-30421	95-4788120
(State or Other Jurisdiction of	(Commission File Number)	(IRS Employer
Incorporation)		Identification No.)

3660 Wilshire Boulevard	90010
Los Angeles California
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (213) 382-2200

Not applicable
(Former name of former address, if changed since last report)

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Item 9.
SIGNATURES
EXHIBIT INDEX
EX-99.1

Item 9.

     From September 8, 2004 at 1:00 p.m. PDT to September 9, 2004, Mr. Jae Whan Yoo, the President and CEO of Hanmi Financial Corp. and Mr. Michael Winiarski, CFO of Hanmi Financial Corp. will be making several presentations to investors at the West Coast Super-Community Banking Conference about Hanmi Financial Corp.’s business. A copy of the slide presentation to be used in the presentations is attached hereto as Exhibit 99.1 and furnished pursuant to this Item 9. A copy of the slide presentation and web cast link will be available on our website at www.hanmibank.com.

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SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 7, 2004	Hanmi Financial Corporation

	By:	/s/ JAE WHAN YOO

Jae Whan Yoo President and Chief Executive Officer

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EXHIBIT INDEX

Exhibit No.	Exhibit
99.1	Investor Presentation Slides